As filed with the Securities and Exchange Commission on November 12, 1997
                                                      Registration No. _________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        REYNOLDS, SMITH AND HILLS, INC.
               (Exact name of issuer as specified in its charter)

          Florida                                           59-2986466
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

     4651 Salisbury Road,Suite 400                            32256
          Jacksonville, Florida                             (zip Code)
(Address of principal executive offices)

                         REYNOLDS, SMITH AND HILLS,INC.
             AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                  David K. Robertson, Executive Vice President
                        Reynolds, Smith and Hills, Inc.
                         4651 Salisbury Road, Suite 400
                          Jacksonville, Florida 32256
                    (Name and address of agent for service)

                                 (904) 296-2000
         (Telephone number, including area code, of agent for service)

              The Commission is requested to mail signed copies of
                   all orders, notices and communications to:

                           James L. Smith, III, Esq.
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E.,Suite 5200
                          Atlanta, Georgia 30308-2216
                                 (404) 885-3111

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum          Proposed Maxiumum           Amount of
     Title of securities      Amount to be        offering price                aggregate             registration
       to be registered      registered (1)        per share (2)           offering price (2)             fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value                     50,000 shares            $12.28                  $614,000                   $186

-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions a sprovided in the Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Incentive Stock Options Plan (the "Plan")

(2) Pursuant to Rule 457(h)(I) under the Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of 50,000 additional shares of Common Stock issuable pursuant to the Plan at the book value of such securities computed as of September 30, 1997.
--------------------------------------------------------------------------------

                                Explanatory Note

         This Registration Statement relates to the amendment of the Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Incentive Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon the exercise of stock options under the Plan form 50,000 to 100,000 (an increase of 50,000 shares).

         Part I - Information Required in the Seciton 10(A) Prospectus

Item 1.   Plan Information (1)
          --------------------
Item 2.   Registrant Information and Plan Annual Information (1)
          ------------------------------------------------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8

Part II - Information Required in the Registration Statement (2)

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

         The contents of the registration statements on Form S-8 (Registration Nos. 33-40552 and 33-51102) filed by Reynolds, Smith and Hills,Inc. (the "Company") with the Securities and Exchange Commission on May 13, 1991 and August 24, 1992 each registering 25,000 shares of the Company's Common Stock are hereby incorporated by reference.

Item 8.   Exhibits
          --------

          The  following  exhibits  are  filed  as  part  of  this  Registration
          Statement:

          Exhibit
          Number
          -------

          5         Opinion of Troutman Sanders LLP

          23.1 Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)

          23.2      Consent of Deloitte & Touche LLP

(2) Certain information required by Part II to be contained in the Registration Statement is omitted from this Registration Statement in accordance with Instruction E on Form S-8

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cuased this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida, on November 12, 1997.

                                   REYNOLDS, SMITH AND HILLS, INC.
                                   (Registrant)

                            By:    /s/David K. Robertson
                                   -----------------------------------------
                            Name:  David K. Robertson
                            Title: Executive Vice President, Chief Financial
                                   Officer, Secretary and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statemen, as amended, has been signed by the following persons in the capacities and on the dates indicated.

/s/Leerie T. Jenkins, Jr.               Chairman of the Board and Chief Executive         November 12, 1997
------------------------------          Officer (Principal Executive Officer)
Leerie T. Jenkins, Jr.

/s/David K. Robertson                   Executive Vice President, Chief Financial         November 12, 1997
------------------------------          Officer, Secretary and Treasurer (Principal
David K. Robertson                      Financial and Accounting Officer)

/s/Darold F. cole                       Director                                          November 12, 1997
------------------------------
Darold F. Cole


/s/J. Ronald Ratliff                    Director                                          November 12, 1997
------------------------------
J. Ronald Ratliff


                                        Director                                          November 12, 1997
------------------------------
David E. Thomas, Jr.


                                        Director                                          November 12, 1997
------------------------------
Alexander P. Zechella




                                      II-3